UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

First Keystone Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	2-88927	23-2249083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Front Street, Berwick, Pennsylvania	18603
(Address of principal executive offices)	(Zip Code)

(570) 752-3671

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 16, 2013, the Corporation held its Annual Meeting. A total of 5,480,036 shares of the Corporation's common stock were entitled to vote as of March 12, 2013, the record date for the Annual Meeting. There were 4,441,553 shares present in person or by proxy at the Annual Meeting, at which the shareholders were asked to vote on two (2) proposals. Set forth below are the matters acted upon by the shareholders at the Annual Meeting, and the final voting results of each such proposal.

Proposal No. 1 – Election of Class B Directors

The shareholders voted to elect four (4) Class B Directors to serve for a term of three (3) years and until their successor is elected and qualified. The results of the vote were as follows:

Name	For	Withheld	Broker Non-Votes

John E. Arndt	3,522,604	22,383	896,566
J. Gerald Bazewicz	3,495,927	49,060	896,566
Robert E. Bull	3,440,340	104,647	896,566
Joseph B. Conahan, Jr.	3,489,826	55,161	896,566

Proposal No. 2 – Ratification of the Selection of Independent Registered Public Accounting Firm for Fiscal Year 2013

The shareholders voted to ratify the selection of J.H. Williams & Co., LLP as the Corporation's independent registered public accounting firm for the fiscal year 2013. The results of the vote were as follows:

For	Against	Abstaining	Broker Non-Votes

4,348,794	67,671	25,088	0

Item 7.01 Regulation FD Disclosure

On May 16, 2013, members of management gave presentations at the Annual Meeting. A copy of these slides and related material is included in this report as Exhibit 99.1 and is furnished herewith.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Annual Meeting Presentation Slides.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST KEYSTONE CORPORATION
(Registrant)

Dated: May 21, 2013	By:	/s/ Matthew P. Prosseda
Matthew P. Prosseda President & Chief Executive Officer

 EXHIBIT INDEX

EXHIBIT NO.

99.1	Annual Meeting Presentation Slides.